As filed with the Securities and Exchange Commission on November 17, 2017
Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PORTER BANCORP, INC. (Exact name of Registrant as specified in its charter)

Kentucky	61-1142247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2500 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 499-4800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Phillip W. Barnhouse
Chief Financial Officer
Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 499-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Alan K. MacDonald
Frost Brown Todd LLC
400 West Market Street, Suite 3200
Louisville, KY 40202
(502) 589-5400

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, no par value	1,749,671	$14.48	$25,335,236	$3,155
(1)
This registration statement registers the following common shares to be distributed by the selling shareholders: (a) 378,071 currently outstanding common shares; and (b) 1,371,600 common shares issuable upon conversion of outstanding non-voting common shares.  In addition, there are being registered hereunder such additional number of common shares, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain antidilution provisions set forth in the terms of the Common Shares, which common shares are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(c), based on the average of the high and low prices per share of common shares as reported on the NASDAQ Capital Market on November 16, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED November 17, 2017

PORTER BANCORP, INC.
1,749,671 Common shares

This prospectus relates to the distribution of our common shares and non-voting common shares by two affiliated limited partnerships, Patriot Financial Partners, L.P. and Patriot Financial Partners, Parallel L.P. (the "Patriot Partnerships"), to their limited partners.
Together, the Patriot Partnerships beneficially own 378,071 of our common shares and 1,371,600 of our non-voting common shares. The purposes of this registration are (1) to cause those 1,371,600 non-voting common shares to automatically convert into 1,371,600 voting common shares at the time of the distribution, in accordance with our articles of incorporation; and (2) to enable the limited partners to receive unrestricted voting common shares in the distribution.
This prospectus relates to the 378,071 common shares to be distributed by the Patriot Partnerships, plus the 1,371,600 common shares that will be issued upon the conversion of the non-voting common shares when distributed by the Patriot Partnerships. In this prospectus, we refer to the common shares currently held by the Patriot Partnerships and the common shares issuable upon conversion of the non-voting common shares as the "securities."
The timing of any distribution of our shares is within the sole discretion of the Patriot Partnerships. See "Plan of Distribution" on page 6 of this prospectus. We will not receive any proceeds from the distribution of our securities by the Patriot Partnerships to their limited partners.
Our common shares are listed on the NASDAQ Capital Market under the symbol "PBIB."  On December ___, 2017, the closing sale price of our common shares on the NASDAQ Capital Market was $[___] per share.
Our principal executive offices are located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, and our telephone number is (502) 499-4800.

Investing in the securities involves a high degree of risk. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered hereby are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is December ___, 2017

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3

RISK FACTORS	3

FORWARD-LOOKING STATEMENTS	3

USE OF PROCEEDS	4

SELLING SHAREHOLDERS	4

PLAN OF DISTRIBUTION	5

LEGAL MATTERS	5

EXPERTS	5

WHERE YOU CAN FIND MORE INFORMATION	5

DOCUMENTS INCORPORATED BY REFERENCE	6

In this prospectus, "Porter Bancorp," "Company," "we," "our," "ours," and "us" refer to Porter Bancorp, Inc., which is a bank holding company headquartered in Louisville, Kentucky, and its wholly owned bank subsidiary, PBI Bank, on a consolidated basis, unless the context otherwise requires.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.  You should read this prospectus together with the other information contained or incorporated by reference in this prospectus.  You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.
You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
For further information about our business and the securities covered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents.  See "Where You Can Find More Information" and "Documents Incorporated by Reference" for more information.

PROSPECTUS SUMMARY
Porter Bancorp, Inc. is a Louisville, Kentucky-based bank holding company that operates banking centers in twelve counties through its wholly owned subsidiary, PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor to Tennessee. We serve south central Kentucky and southern Kentucky from banking offices in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess Counties. We also have an office in Lexington Kentucky, the second largest city in Kentucky. PBI Bank is a traditional community bank offering a wide range of personal and business banking products and services.
Two affiliated limited partnerships, Patriot Financial Partners, L.P. and Patriot Financial Partners, Parallel L.P. (who we refer to as the "Patriot Partnerships" or the "selling shareholders"), beneficially own 378,071 of our common shares and 1,371,600 of our non-voting common shares. The Patriot Partnerships have acquired beneficial ownership of these shares directly or indirectly from us in unregistered transactions, and therefore their shares are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").  Our non-voting common shares are not listed for trading on any exchange or trading platform, unlike our common shares, which are listed on the NASDAQ Capital Market.
The Patriot Partnerships have notified us that they intend to distribute our shares that they beneficially own to their limited partners during the first quarter of 2018, although the timing of any distribution is within the sole discretion of the Patriot Partnerships.
Our articles of incorporation provide that our non-voting common shares automatically convert into common shares on a one-for-one basis, upon the transfer of non-voting common shares in (a) a widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or pursuant to Rule 144 under the Securities Act, (b) a transfer in which no transferee (or group of associated transferees) would receive more than 2% of any class of our voting securities or (c) a transfer to a transferee that controls more than 50% of our voting securities without any transfer from the transferor.  This provision conforms to the Federal Reserve Board's Policy Statement on Investments in Banks and Bank Holding Companies.
The purposes of this registration are (1) to cause the 1,371,600 non-voting common shares held by the Patriot Partnerships to automatically convert into 1,371,600 voting common shares at the time of the distribution, in accordance with our articles of incorporation; and (2) to enable the limited partners of the Patriot Partnerships to receive voting common shares exclusively in the distribution.  In addition, registration will enable the shares distributed to the limited partners (other than to any limited partners who may be deemed to be affiliates of our Company) to be free from transfer restrictions, thereby reducing the administrative burden of the registration process for us as well as the limited partners.  Any limited partners who are affiliates of our Company may resell the shares distributed to them in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they conform to the requirements of that rule.

RISK FACTORS
An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including the risks identified, and the cautionary statements included, in our December 31, 2016 Annual Report on Form 10-K, as well as any risks described in subsequent Quarterly Reports on Form 10-Q, before you make an investment decision regarding the securities. See "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS
Statements in this prospectus, and the documents incorporated or deemed to be incorporated by reference herein, that are not statements of historical fact are forward-looking statements. Forward-looking statements express our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account information currently available to us. These statements are not statements of historical fact. The words "believe," "may," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive" or similar words, or the negatives of these words, identify forward-looking statements. We may make forward-looking statements in future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval.
Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we expressed or implied in any forward-looking statements. These risks and uncertainties can be difficult to predict and may be beyond our control. In addition to those risks described under the caption "Risk Factors" of our annual reports on Form 10-K and our quarterly reports on Form 10-Q, the following factors could cause such differences:

•
deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; changes in the interest rate environment, which may reduce our margins or impact the value of securities, loans, deposits and other financial instruments;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•
general economic or business conditions, either nationally, regionally or locally in the communities we serve, may be worse than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	the results of regulatory examinations;
•	changes in interest rates that may reduce interest margins and impact funding sources;
•	any matter that would cause us to conclude that there was impairment of any asset, including intangible assets;
•	the continued service of key management personnel;
•	our ability to attract, motivate and retain qualified employees;
•	factors that increase the competitive pressure among depository and other financial institutions, including product and pricing pressures;
•	the ability of our competitors with greater financial resources to develop and introduce products and services that enable them to compete more successfully than us;
•	our ability to develop and introduce new banking-related products, services and enhancements and gain market acceptance of such products;
•	inability to comply with regulatory capital requirements and to secure any required regulatory approvals for capital actions;
•	legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;
•
various monetary and fiscal policies and regulations, including those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Office of Financial Institutions; our ability to grow our core businesses; and

•	management's ability to manage these and other risks.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include the assumptions or bases underlying the forward-looking statement. We have made our assumptions and bases in good faith and believe they are reasonable. We caution you however, that estimates based on such assumptions or bases frequently differ from actual results, and the differences can be material. The forward-looking statements included in this prospectus speak only as of the date of the report. We do not intend to update these statements unless applicable laws require us to do so.

USE OF PROCEEDS
We will not receive any proceeds from the distribution of our securities by the Patriot Partnerships to their limited partners.

SELLING SHAREHOLDERS
The following table shows the number of our common shares that the Patriot Partnerships currently own and intend to distribute to their limited partners.  Share amounts include both common shares and non-voting common shares, reflecting the conversion of the non-voting common shares into common shares that will occur automatically as a result of the distribution.
W. Kirk Wycoff, a director of Porter Bancorp, is one of the general partners of the Patriot Partnerships and Patriot Financial Partners, GP, L.P. ("Patriot GP").  He is also a member of Patriot Financial Partners, GP, LLC ("Patriot LLC").  Patriot GP is a general partner of each of the Patriot Partnerships, and Patriot LLC is a general partner of Patriot GP.

Name of Selling Shareholder	Common Shares Beneficially Owned Before the Distribution (1)	Maximum Common Shares Being Distributed Hereby	Common Shares to be Owned After Completion of the Distribution	Percentage of Outstanding Common Shares to be Owned After Completion of the Distribution

Patriot Financial Partners, L.P.	1,491,949	1,491,949	--	--
Patriot Financial Partners Parallel, L.P.	257,722	257,722	--	--
(1)	Share totals include 1,169,576 non-voting common shares held by Patriot Financial Partners, L.P. and 202,024 non-voting common shares held by Patriot Financial Partners Parallel, L.P.

PLAN OF DISTRIBUTION
The Patriot Partnerships intend to distribute our shares that they beneficially own to their limited partners. The Patriot Partnerships acquired beneficial ownership of these shares directly or indirectly from us in unregistered transactions, and therefore their shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.
The registration of the common shares to be distributed by the Patriot Partnerships to their limited partners will:
•
cause the 1,371,600 non-voting common shares the Patriot Partnerships currently hold to automatically convert, in accordance with our articles of incorporation, into 1,371,600 voting common shares at the time of the distribution;

•	enable the limited partners of the Patriot Partnerships to receive voting common shares exclusively in the distribution; and
•
enable the shares distributed to the limited partners (other than to limited partners who may be deemed to be affiliates of our Company) to be free from transfer restrictions.  Any limited partners who are affiliates of our Company may resell the shares distributed to them in open market transactions in reliance upon Rule 144, provided that they conform to the requirements of that rule.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

EXPERTS
The consolidated financial statements incorporated in this registration statement by reference from Porter Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC relating to the common shares covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares and non-voting common shares, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. The registration has been filed electronically and may be obtained in any manner listed below.
We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC; our SEC file number for these filings is 001-33033.  Our SEC filings are available to the public free of charge over the internet at the SEC's website at http://www.sec.gov. The SEC's URL is intended to be an inactive textual reference only.  The information on the SEC's website is not part of this prospectus.  You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC as 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information in other documents that we file into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.
We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but before effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2017;
•	Our Current Reports on Form 8-K filed on March 17, May 24 and July 5, 2017; and
•	The description of the Company's capital shares contained in the text under the heading "Description of Capital Shares" on pages 12 through 21 of the Form S-1 (Reg. No. 333-212207) filed on June 23, 2016.

We will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference into this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings by writing or telephoning us at the following address:
Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223
Attn: Chief Financial Officer
Telephone: (502) 499-4800

*******************

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.                                        Other Expenses of Issuance and Distribution.
The following table sets forth the various fees and expenses payable by us in connection with the sale and distribution of the securities registered hereunder. All amounts shown are estimates except the SEC registration fee.
SEC registration fee	$3,155
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$6,845
Total	$25,000
Item 15.                                        Indemnification of Officers and Directors.
Under Kentucky law, a corporation has broad powers to indemnify directors, officers, employees, and agents of the corporation for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person's official capacity in the corporation. Indemnification against reasonable legal expenses incurred by such person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, a corporation may not indemnify such person when the person is adjudged liable to the corporation or on the basis that a personal benefit was improperly received.
Porter's articles of incorporation provide for the indemnification of executive officers and directors only in connection with proceedings arising from that person's conduct in his/her official capacity and only to the extent permitted by the Kentucky Business Corporation Act.
KRS 271B.8-300 provides that a director of a Kentucky corporation must discharge his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation. To discharge his duties on an informed basis, a director must make inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made, with the care an ordinary prudent person in a like position would exercise under similar circumstances. Unless the corporation's articles of incorporation contain a provision further limiting a director's liability for monetary damages, any action taken as a director, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless (a) the director has breached or failed to perform his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation; and (b) in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the corporation and its shareholders. A person bringing an action for monetary damages for breach of duty has the burden of proving by clear and convincing evidence the provisions of (a) and (b) above, and the burden of proving that the breach or failure to perform was the legal cause of the damages suffered by the corporation. KRS 271B.2-020 provides that the articles of a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the duties of a director. KRS 271B.2-020 does not allow for the elimination of the duty of due care that a director owes to a corporation, but allows for the elimination of a monetary recovery for breach of that duty. Only directors, not officers, may benefit from the provisions of KRS 271B.2-020. The limitations of liability permitted by KRS 271B.2-020 extend only to the elimination of a recovery of a monetary remedy. Shareholders may still seek equitable relief, such as injunction, against an action of a director that is inappropriate. KRS 271B.2-020 does not preclude or limit recovery of damages by third parties, nor does it limit or affect a director's liability for acts or omissions occurring before the effectiveness of an amendment to a corporation's articles of incorporation.
Porter's articles of incorporation limit the liability of directors to Porter and its shareholders to the extent permitted by KRS 271B.2-020. A director's liability to Porter or the shareholders is not eliminated or limited with respect to: (1) any breach of the director's duty of loyalty to Porter or its shareholders; (2) acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law; (3) actions creating personal liability for unlawful distributions as set forth in KRS 271B.8-330; or (4) transactions from which the director derived an improper personal benefit. KRS 271B.2-020 does not preclude or limit recovery of damages by third parties, nor does it limit or affect a director's liability for acts or omissions occurring before the effectiveness of an amendment to a corporation's articles of incorporation.

Item 16.                                        Exhibits.
Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation, dated May 25, 2016. Exhibit 3.1 to Form 8-K filed May 26, 2016 is incorporated by reference.

4.2	Amended and Restated Bylaws. Exhibit 3.1 to Form 8-K filed May 22, 2013 is incorporated by reference.

4.3	Warrant to purchase up to 299,829 shares. Exhibit 4.1 to Form 8-K filed November 24, 2008 is incorporated by reference.

4.4
Securities Purchase Agreement between Porter Bancorp, Inc. and Patriot Financial Partners, L.P. and other purchasers named therein, dated as of June 30, 2010. Exhibit 10.1 to Form 8-K filed July 7, 2010 is incorporated by reference.

5.1	Opinion of Frost Brown Todd LLC.

10.1	Loan Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.1 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.2	Promissory Note between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.2 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.3	Pledge Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.3 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.4	Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan. Appendix A to Schedule 14A proxy statement (DEF 14A) filed April 25, 2016 is incorporated by reference.

10.5	Form of Porter Bancorp, Inc. Restrict Stock Award Agreement. Exhibit 10.3 to 8-K filed June 22, 2016 is incorporated by reference.

10.6
Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan, as amended and restated as of March 26, 2014. Exhibit 10.1 to Form S-8 Registration Statement (Reg. No. 333-02746) filed March 13, 2015 is incorporated by reference. Appendix A to Definitive Proxy Statement filed April 28, 2014 is incorporated by reference.

10.7	Non-Executive Director Stock Incentive Program. Exhibit 10.1 to Form 8-K filed June 22, 2016 is incorporated by reference.

10.8	Form of Ascencia Bank (now PBI Bank) supplemental Executive Retirement Plan. Exhibit 10.5 to Form S-1 Registration Statement (Reg. No. 333-133198) filed April 11, 2006 is incorporated by reference.

10.9	Form of Amendment to PBI Bank Supplemental Executive Retirement Plan. Exhibit 10.7 to Form 10-K filed March 26, 2009 is incorporated by reference.

10.10	Employment Agreement with John T. Taylor. Exhibit 10.1 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.11	Employment Agreement with John R. Davis. Exhibit 10.2 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.12	Employment Agreement with Joseph C. Seiler. Exhibit 10.3 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.13	Employment Agreement with Phillip W. Barnhouse. Exhibit 10.4 to Form 8-K filed September 27, 2016 is incorporated by reference.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page hereto).

Item 17.                                        Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on November 17, 2017.
PORTER BANCORP, INC.

By:	/s/ John T. Taylor
Name: John T. Taylor
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Porter Bancorp, Inc. hereby severally constitute and appoint John T. Taylor and Phillip W. Barnhouse and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Porter Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ John T. Taylor	President, Chief Executive Officer and Director	November 17, 2017
John T. Taylor	(Principal Executive Officer)

/s/ Phillip W. Barnhouse	Chief Financial Officer	November 17, 2017
Phillip W. Barnhouse	(Principal Financial and Accounting Officer)

/s/ W. Glenn Hogan	Director	November 17, 2017
W. Glenn Hogan

/s/ Michael T. Levy	Director	November 17, 2017
Michael T. Levy

/s/ James M. Parsons	Director	November 17, 2017
James M. Parsons

/s/ Bradford T. Ray	Director	November 17, 2017
Bradford T. Ray

/s/ Dr. Edmund J. Seifried	Director	November 17, 2017
Dr. Edmund J. Seifried

/s/ W. Kirk Wycoff	Director	November 17, 2017
W. Kirk Wycoff

EXHIBIT INDEX
Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation, dated May 25, 2016. Exhibit 3.1 to Form 8-K filed May 26, 2016 is incorporated by reference.

4.2	Amended and Restated Bylaws. Exhibit 3.1 to Form 8-K filed May 22, 2013 is incorporated by reference.

4.3	Warrant to purchase up to 299,829 shares. Exhibit 4.1 to Form 8-K filed November 24, 2008 is incorporated by reference.

4.4
Securities Purchase Agreement between Porter Bancorp, Inc. and Patriot Financial Partners, L.P. and other purchasers named therein, dated as of June 30, 2010. Exhibit 10.1 to Form 8-K filed July 7, 2010 is incorporated by reference.

* 5.1	Opinion of Frost Brown Todd LLC.

10.1	Loan Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.1 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.2	Promissory Note between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.2 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.3	Pledge Agreement between Porter Bancorp, Inc. and First Merchants Bank dated June 30, 2017. Exhibit 1.3 to Form 8-K filed July 5, 2017 is incorporated by reference.
10.4	Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan. Appendix A to Schedule 14A proxy statement (DEF 14A) filed April 25, 2016 is incorporated by reference.

10.5	Form of Porter Bancorp, Inc. Restrict Stock Award Agreement. Exhibit 10.3 to 8-K filed June 22, 2016 is incorporated by reference.

10.6
Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan, as amended and restated as of March 26, 2014. Exhibit 10.1 to Form S-8 Registration Statement (Reg. No. 333-02746) filed March 13, 2015 is incorporated by reference. Appendix A to Definitive Proxy Statement filed April 28, 2014 is incorporated by reference.

10.7	Non-Executive Director Stock Incentive Program. Exhibit 10.1 to Form 8-K filed June 22, 2016 is incorporated by reference.

10.8	Form of Ascencia Bank (now PBI Bank) supplemental Executive Retirement Plan. Exhibit 10.5 to Form S-1 Registration Statement (Reg. No. 333-133198) filed April 11, 2006 is incorporated by reference.

10.9	Form of Amendment to PBI Bank Supplemental Executive Retirement Plan. Exhibit 10.7 to Form 10-K filed March 26, 2009 is incorporated by reference.

10.10	Employment Agreement with John T. Taylor. Exhibit 10.1 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.11	Employment Agreement with John R. Davis. Exhibit 10.2 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.12	Employment Agreement with Joseph C. Seiler. Exhibit 10.3 to Form 8-K filed September 27, 2016 is incorporated by reference.

10.13	Employment Agreement with Phillip W. Barnhouse. Exhibit 10.4 to Form 8-K filed September 27, 2016 is incorporated by reference.

23.1	Consent of Frost Brown Todd LLC (included in exhibit 5.1).

* 23.2	Consent of Crowe Horwath LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on signature page hereto).

*	Filed herewith.